                                                                    EXHIBIT 99.2

                       REPORT OF THE INDEPENDENT AUDITORS

To the Shareholders and Board of Directors
GSS Array Technology Public Company Limited

   We have audited the accompanying consolidated balance sheets of GSS Array Technology Public Company Limited and its subsidiaries as at November 24, 1999 and 1998, and the related consolidated statements of operations, changes in shareholders' equity, retained earnings and cash flows for the years then ended. These financial statements are the responsibility of the Company's management as to their correctness and completeness of the presentation. Our responsibility is to express an opinion on these financial statements based on our audits.

   We conducted our audits in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audits to obtain reasonable assurance as to whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, the aforementioned consolidated financial statements present fairly, in all material respects, the financial position of GSS Array Technology Public Company Limited and its subsidiaries as at November 24, 1999 and 1998, and the results of operations, the changes in shareholders' equity, retained earnings and the cash flows for the years then ended in conformity with generally accepted accounting principles in Thailand.

   Generally accepted accounting principles in Thailand do not conform to those in the United States of America. A description of the significant differences between these two generally accepted accounting principles and the approximate effects of these differences on net income (loss) and shareholders' equity are set forth in Note 28 to the consolidated financial statements.

   The accompanying financial statements have been prepared on the going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. As discussed in Note 1 to the financial statements, the Company was unable to comply with certain loan covenants in its loan agreements with banks as at November 24, 1999 and 1998 and has suffered operating loss in 1999 and 1998. These factors raise substantial doubt about the Company's ability to continue as a going concern. Management plans in regards to these matters and also described in Note 1. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. In addition, the financial and economic uncertainty in the Asia and Pacific region has affected to a certain extent, and may continue to affect, the operations of the Company.

   Our audits also comprehended the convenience translation of the Thai Baht amounts into U.S. dollar amounts and, in our opinion, such translation has been made in conformity with the basis stated in Note 2.4. The translation of the financial statement amounts into U.S. dollars and the translation of the financial statements into English have been made solely for the convenience of readers in the United States of America.

                                          /s/ Deloitte Touche Tohmatsu Jaiyos

Bangkok, Thailand
December 24, 1999
(June 30, 2000 as to Notes 1, 2.4, 28, 29 and 30)

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                               As at November 24,

                                                        1999            1998
                                                 -------------------  ---------
                                                  BAHT'000   US$'000  BAHT'000
                    Assets
Current Assets
 Cash in hand and at banks (Note 4.1) .........     359,354    9,262    101,965
 Short-term investments (Note 6) ..............      27,168      700     18,608
 Trade accounts and notes receivable (Note 7)
  .............................................     969,684   24,992  1,032,750
 Less Allowance for doubtful accounts (Notes
  3.3 and 7) ..................................    (323,771)  (8,345)  (259,541)
                                                 ----------  -------  ---------
 Net trade accounts and notes receivable.......     645,913   16,647    773,209
                                                 ----------  -------  ---------
 Inventories (Notes 3.4 and 8) ................     966,015   24,897  1,509,182
 Other current assets
 Other receivable..............................      17,249      445     10,225
 Receivable from Revenue Department............      16,531      426      8,808
 Deposit in an Escrow Trust account (Note 9)...      19,623      505        --
 Others........................................      39,172    1,010     61,617
                                                 ----------  -------  ---------
  Total Current Assets.........................   2,091,025   53,892  2,483,614
                                                 ----------  -------  ---------
Property, Plant and Equipment (Notes 3.5 and
 10)...........................................     693,932   17,885  1,013,110
Other Assets
 Property for disposal (Notes 3.6 and 11) .....     315,706    8,137    343,733
 Loan to director (Note 22.1) .................      23,985      618     22,513
 Others........................................       5,547      143      6,192
                                                 ----------  -------  ---------
  Total Assets.................................   3,130,195   80,675  3,869,162
                                                 ==========  =======  =========
     Liabilities and Shareholders' Equity
Current Liabilities
 Bank overdrafts and loans from financial
  institutions (Note 14) ......................     939,770   24,221  1,406,933
 Trade accounts and notes payable..............   1,066,129   27,478    968,511
 Current portion of long-term liabilities (Note
  15) .........................................      13,710      353     36,752
 Long-term liabilities converted to current
  liabilities according to contracts (Note
  15)..........................................     434,921   11,209    582,444
 Other current liabilities
 Accrued salary and bonus......................      54,487    1,404     92,896
 Others........................................     184,335    4,751     86,759
                                                 ----------  -------  ---------
  Total Current Liabilities....................   2,693,352   69,416  3,174,295
                                                 ----------  -------  ---------
Long-Term Liabilities (Note 15) ...............     150,810    3,887     62,195
Other Liabilities
 Provision for income tax......................       1,996       51        --
 Deferred tax liability (Note 3.8).............         950       24        --
                                                 ----------  -------  ---------
  Total Liabilities............................   2,847,108   73,378  3,236,490
                                                 ----------  -------  ---------
Shareholders' Equity
Share Capital (Note 16) .......................
 Authorized share capital--22,050,000 ordinary
  shares of Baht 10.00 each....................
 Issued and paid-up capital 21,075,900 ordinary
  shares of Baht 10.00 each, fully paid........     210,759    5,432    210,759
Premium on Share Capital.......................     967,277   24,930    967,277
Retained Earnings (Deficit)....................
 Appropriated Statutory reserve (Note 18) .....      21,000      542     21,000
 Unappropriated (deficit)......................  (1,001,613) (25,815)  (684,026)
Accumulated Foreign Currency Translation
 Adjustments (Note 2.3) .......................      85,664    2,208    117,662
                                                 ----------  -------  ---------
  Total Shareholders' Equity...................     283,087    7,297    632,672
                                                 ----------  -------  ---------
Total Liabilities and Shareholders' Equity.....   3,130,195   80,675  3,869,162
                                                 ==========  =======  =========

 Notes to the consolidated financial statements form an integral part of these statements.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                        For the Year Ended November 24,

                                                       1999              1998
                                                --------------------  ----------
                                                 BAHT'000   US$'000    BAHT'000
Revenues
  Sales........................................  9,397,339   242,199   9,766,347
  Gain on exchange.............................        --        --       60,548
  Other income.................................     33,808       871      52,496
                                                ----------  --------  ----------
      Total Revenues...........................  9,431,147   243,070   9,879,391
                                                ----------  --------  ----------
Expenses
  Cost of sales................................  8,780,789   226,309   9,165,049
  Selling and administrative expenses..........    608,432    15,681     642,360
  Interest expenses............................    198,452     5,115     227,693
                                                ----------  --------  ----------
      Total Expenses...........................  9,587,673   247,105  10,035,102
                                                ----------  --------  ----------
Loss Before Unusual or Infrequent Items and
 Income Tax....................................   (156,526)   (4,035)   (155,711)
Unusual or Infrequent Items
  Discontinued operations of subsidiaries
    Loss on disposal of a business (Note 25)...     92,856     2,393         --
    Impairment of assets not sold (Note 25)....     66,129     1,704         --
  Loss on early termination of assets (Notes 10
   and 11)........................................     --        --       47,527
  Write off of goodwill (Notes 3.7 and 12)........     --        --      404,940
  Provision for bad debts (Note 7)................     --        --      251,057
  Provision for obsolete inventory (Note 8).......     --        --      183,280
                                                ----------  --------  ----------
Loss Before Income Tax.........................   (315,511)   (8,132) (1,042,515)
Income Tax.....................................      2,076        53      69,289
                                                ----------  --------  ----------
Net Loss.......................................   (317,587)   (8,185) (1,111,804)
                                                ==========  ========  ==========
(Loss) Per Share (Note 3.11)....................Baht(15.07).US$(0.39).Baht(52.75)


 Notes to the consolidated financial statements form an integral part of these statements.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                        FOR THE YEAR ENDED NOVEMBER 24,

                                                     1999             1998
                                              -------------------  ----------
                                              Baht' 000   US$'000   Baht'000
Share Capital
Ordinary shares
  Beginning balance..........................    210,759    5,432     210,000
  Additions..................................                 --          759
                                              ----------  -------  ----------
  Ending balance.............................    210,759    5,432     210,759
                                              ----------  -------  ----------
Premiums on Share Capital
Premiums on ordinary shares
  Beginning balance..........................    967,277   24,930     965,000
  Additions..................................        --       --        2,277
                                              ----------  -------  ----------
  Ending balance.............................    967,277   24,930     967,277
                                              ----------  -------  ----------
Retained Earnings (deficit)
Appropriated Statutory reserve
  Beginning balance..........................     21,000      542      21,000
                                              ----------  -------  ----------
  Ending balance.............................     21,000      542      21,000
                                              ----------  -------  ----------
Unappropriated
  Beginning balance..........................   (684,026) (17,630)    427,778
  Additions (decrease).......................   (317,587)  (8,185) (1,111,804)
                                              ----------  -------  ----------
  Ending balance............................. (1,001,613) (25,815)   (684,026)
                                              ----------  -------  ----------
Accumulated Foreign Currency Translation
 Adjustment
  Beginning balance..........................    117,662    3,033      66,172
  Additions (decrease).......................    (31,998)    (825)     51,490
                                              ----------  -------  ----------
  Ending balance.............................     85,664    2,208     117,662
                                              ----------  -------  ----------
    Total Shareholders' Equity...............    283,087    7,297     632,672
                                              ==========  =======  ==========


 Notes to the consolidated financial statements form an integral part of these statements.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                  CONSOLIDATED STATEMENTS OF RETAINED EARNINGS
                        For the Year Ended November 24,

                                                      1999             1998
                                               -------------------  ----------
                                                Baht'000   US$'000   Baht'000
Unappropriated Retained Earnings (Deficit)
  Beginning Balance...........................   (684,026) (17,630)    427,778
  Net loss....................................   (317,587)  (8,185) (1,111,804)
                                               ----------  -------  ----------
  Total Unappropriated Retained Earnings
   (Deficit).................................. (1,001,613) (25,815)   (684,026)
                                               ----------  -------  ----------
Appropriated Retained Earnings
  Statutory reserve...........................     21,000      542      21,000
                                               ----------  -------  ----------
  Total Appropriated Retained Earnings........     21,000      542      21,000
                                               ----------  -------  ----------
Total Retained Earnings (Deficit).............   (980,613) (25,273)   (663,026)
                                               ==========  =======  ==========



 Notes to the consolidated financial statements form an integral part of these statements.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                        For the Year Ended November 24,

                                                       1999            1998
                                                 -----------------  ----------
                                                 BAHT'000  US$'000   BAHT'000
Cash Flows from Operating Activities
 Net loss....................................... (317,587)  (8,185) (1,111,804)
 Adjustments to reconcile net loss to net cash
  provided (used) by operating activities:
   Discontinued operations of subsidiaries:
    Loss on disposal of a business..............   92,856    2,393         --
    Impairment of assets not sold...............   66,129    1,704         --
   Allowance for doubtful accounts..............   70,037    1,805     252,773
   Inventory reserve............................  131,264    3,383     263,904
   Depreciation and amortization................  272,369    7,020     275,669
   Amortization of goodwill.....................      --       --      404,940
   Net decrease (increase) in deferred income
    tax.........................................      --       --       73,767
   Net unrealized loss (gain) on exchange.......   18,603      480     (73,671)
   Loss on disposal of assets...................   55,341    1,426      49,311
                                                 --------  -------  ----------
   Income from operations before changes in
    operating assets and liabilities............  389,012   10,026     134,889
 (Increase) Decrease in operating assets........
   Trade accounts and notes receivable..........   20,621      531       9,009
   Inventories..................................  (16,035)    (413)    136,114
   Other current assets.........................  (26,031)    (671)     25,520
   Other assets.................................     (827)     (21)      1,509
 Increase (Decrease) in operating liabilities...
   Trade accounts and notes payable.............   81,695    2,106    (303,498)
   Other current liabilities....................   21,366      551    (122,198)
   Other liabilities............................    2,945       76     (10,338)
                                                 --------  -------  ----------
   Net cash provided (used) by operating
    activities..................................  472,746   12,185    (128,993)
                                                 --------  -------  ----------
Cash Flows from Investing Activities
 Cash received from disposal of a business of a
  subsidiary....................................  500,896   12,910         --
 (Increase) Decrease in deposit with maturity of
  more than 3 months............................   (8,560)    (221)     (8,608)
 Purchase of property, plant and equipment...... (147,569)  (3,803)    (48,320)
                                                 --------  -------  ----------
  Net cash provided (used) by investing
   activities...................................  344,767    8,886     (56,928)
                                                 --------  -------  ----------
Cash Flows from Financing Activities
 Increase (Decrease) in bank overdrafts and
  loans from financial institutions............. (471,983) (12,165)    433,780
 Increase (Decrease) in long-term loans.........  (56,143)  (1,447)   (345,549)
 Increase in share capital......................      --       --        3,036
                                                 --------  -------  ----------
  Net cash provided (used) by financing
   activities................................... (528,126) (13,612)     91,267
                                                 --------  -------  ----------
Translation Adjustment..........................  (31,998)    (825)     51,490
                                                 --------  -------  ----------
Net increase (decrease) in cash and cash
 equivalents....................................  257,389    6,634     (43,164)
Cash and cash equivalents at the beginning of
 year...........................................  101,965    2,628     145,129
                                                 --------  -------  ----------
Cash and cash equivalents at the end of year....  359,354    9,262     101,965
                                                 ========  =======  ==========

 Notes to the consolidated financial statements form an integral part of these statements.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                 For the Year Ended November 24, 1999 and 1998

1. Economic Turmoil in Asia-Pacific Region and Going Concern Considerations

   Many Asia-Pacific countries, including Thailand, experienced severe economic difficulties relating to currency devaluations, volatile stock markets, and slowdown in growth. The operations of the Company have been affected to a certain extent, and will continue to be affected for the foreseeable future, by the financial and economic uncertainty in the Asia Pacific region.

   As further described in Note 15, as at November 24, 1999 and 1998, the Company was unable to comply with certain covenants in its loan agreement with the banks as a result of incurred operating losses. The Company had obtained letters from the banks confirming that the banks will not currently enforce their rights under the loan agreements but this does not constitute a waiver of default, nor is it a waiver of the banks' rights, powers and remedies pursuant to the loan agreements and any other contracts or instruments signed by the Company.

   Management plans with respect to these matters are to continue negotiations with banks for a permanent restructuring of the debt and negotiate for the sale of the Company.

   The financial statements have been prepared on the going concern basis, which contemplates the realization of assets and liquidation of liabilities in the ordinary course of business. They do not include any adjustments that might result from the outcome of this uncertainty.

2. Basis for Preparation of the Financial Statements

     2.1 The accompanying consolidated financial statements for the year ended November 24, 1999 are presented in accordance with the form of balance sheet and income statement for public companies as required by the Ministerial Regulation No.7 B.E. 2539 (1996), dated October 25, 1996, issued under the Public Companies Act, B.E. 2535 (1992) and effective for accounting periods starting on January 1, 1997.

     2.2 The consolidated financial statements include the accounts of GSS Array Technology Public Company Limited and its subsidiaries, prepared after eliminating significant intercompany transactions and balances.

   The percentages of shareholding in subsidiaries as at November 24 are as follows:

                                                                     % of
                                                                 shareholding
                                                                 -------------
                                                                  1999   1998
                                                                 ------ ------
   GSS Array Technology (Singapore) Pte., Ltd. (Incorporated in
    Singapore).................................................  100.00 100.00
   GSS Array Technology Inc. (Incorporated in U.S.A.)..........  100.00 100.00
   GSS Array Technology Limited (Incorporated in United
    Kingdom)...................................................  100.00 100.00

     2.3 Balance sheet and statement of income of foreign subsidiaries are translated into Baht at the exchange rates announced by The Bank of Thailand, at the balance sheet date and the average exchange rates, respectively. The translation differences have been shown as the accumulated foreign currency translation adjustments in the shareholders' equity.

     2.4 The US$ equivalent has been provided for convenience only, at the rate of approximately Baht 38.0 per US$1.00 being the average rate of buying and selling rates as announced by the Bank of Thailand at February 24, 2000. Such translation should not be construed as a representation that the Baht amounts could be converted to U.S. dollars at that or any other rate.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

3. Significant Accounting Policies

     3.1 Preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of revenues, expenses, assets and liabilities and disclosure of contingent assets and liabilities. Actual result may differ from those estimated.

     3.2 For the purposes of preparation of the statement of cash flow, cash and cash equivalents consist of cash in hand and all types of deposits at banks and at financial institutions with original maturities of 3 months or less.

     3.3 Allowance for doubtful accounts is based on management's evaluation of specific accounts which are considered uncollectible.

     3.4 Inventories are stated at cost or net realizable value, whichever is the lower. Cost is determined by the first-in, first-out (FIFO) method.

     3.5 Property, plant and equipment are stated at cost.

     Interest incurred on funds borrowed during the construction period relating to the expansion program is capitalized. After completion of construction and start of production, interest incurred is recorded as an expense.

     The Company calculates depreciation by the straight-line method, based on the estimated useful live of the assets over 5-20 years.

     Subsidiaries calculate depreciation by the straight-line method, based on the estimated useful lives of the assets, over 4-6 years. Leasehold improvement is amortized over the lease period.

     3.6 Property for disposal consists of land, buildings and building improvement at Rangsit and Nakornrachasima plant. Land is stated at cost. The Company continue the depreciation of buildings and buildings improvement due to their nature of economic useful lives.

     3.7 The excess of cost over book value of investments in subsidiaries at the time of acquisition has been accounted for as goodwill in the consolidated financial statements and is amortized by the straight-line method over the period of 20 years. If there is a permanent impairment in the value of an unamortized goodwill, its carrying amount will be reduced to net realizable value by a charge to the statement of operations in the year in which the impairment is incurred.

     3.8 Deferred tax asset is recognized for all deductible temporary differences and unused tax losses to the extent that it is probable that profit will be available against which the deductible temporary differences and unused tax losses can be utilised.

     Deferred tax liability is recognized for all taxable temporary differences.

     3.9 The carrying amounts of all intangible assets are reviewed by the Company periodically and to the extent that the future benefits are no longer considered probable, they are written off to the statement of operations.

     3.10 Foreign currency transactions are recorded using the standard book-keeping rates based on the average of the commercial bank rates which are updated to approximate actual rates on a regular basis.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

     The exchange rates used in translating foreign currency assets and liabilities at the balance sheet date are those announced by The Bank of Thailand at that date. Gains or losses on exchange are recognized in the statement of operations.

     3.11 Earnings (loss) per share are based on the number of ordinary shares outstanding at the balance sheet date. In case of a capital increase, the number of shares are weighted according to time of subscription received for the increased issued and paid-up capital.

     The Company has issued warrants which the warrantholders can convert to ordinary shares. As at November 24, 1999, the Company's operation result is a loss, therefore, no fully diluted earnings per share are presented. As at November 24, 1999, had all the warrantholders exercised their conversion rights, the difference between fully diluted and primary earnings per share would not be significant.

4. Supplemental Disclosures of Cash Flow Information

     4.1 Cash and cash equivalents consist of the followings:

                                                          1999          1998
                                                    ----------------- --------
                                                    BAHT'000  US$'000 BAHT'000
   Cash in hand and at banks....................... 359,354    9,262  101,965
   Short-term investment...........................  27,168      700   18,608
                                                    -------    -----  -------
                                                    386,522    9,962  120,573
   Less Deposits with maturity of more than 3
    months......................................... (27,168)    (700) (18,608)
                                                    -------    -----  -------
                                                    359,354    9,262  101,965
                                                    =======    =====  =======

     4.2 Cash paid for interest and income tax are as follows:

                                                             1999         1998
                                                       ---------------- --------
                                                       BAHT'000 US$'000 BAHT'000
   Interest........................................... 191,622   4,939  224,013
   Income tax.........................................   4,849     125    1,968

5. Risk Management Policies for Foreign Currency

   The currency of the primary economic environment in which the Company operates is in U.S. dollars, and management believes that there is no need to hedge currency risk against the dollars.

6. Short-Term Investments

   As at November 24, 1999 and 1998, fixed deposits at a bank of Baht 26 million (US$0.6 million) and Baht 19 million respectively have been pledged as security against bank overdrafts and loans from financial institutions (see
Note 14).

         GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

7. Trade Accounts and Notes Receivable

   Trade accounts and notes receivable are classified by aging as at November 24, 1999 and 1998 as follows:

                                                               1999         1998
                                                         ---------------- ---------
                                                         BAHT'000 US$'000 BAHT'000
   Not yet due (Credit term 30 days).....................436,485..11,250    502,389
   Overdue 1-3 months................................... 162,082   4,177    267,937
   Overdue 3-6 months...................................  72,278   1,863    240,209
   Overdue over 6 months................................ 298,839   7,702     22,215
                                                         -------  ------  ---------
                                                         969,684  24,992  1,032,750
                                                         =======  ======  =========

   Consolidated allowance for doubtful account for 1999 and 1998 were Baht 324 million (US$8,345 thousand) and Baht 260 million, respectively.

   As at November 24, 1998, the Company had set up an allowance for doubtful accounts amounting to Baht 251 million for a significant customer in financial difficulty.

8. Inventories

   Inventories consist of the following:

                                                        1999            1998
                                                  ------------------  ---------
                                                  BAHT'000   US$'000  BAHT'000
   Finished goods................................    89,171   2,298     102,574
   Work in process...............................   183,419   4,727     355,436
   Raw materials.................................   903,488  23,286   1,387,090
   Raw materials in transit......................    36,366     937      39,696
                                                  ---------  ------   ---------
                                                  1,212,444  31,248   1,884,796
   Less Provision for obsolete inventory.........  (246,429) (6,351)   (375,614)
                                                  ---------  ------   ---------
                                                    966,015  24,897   1,509,182
                                                  =========  ======   =========

   As at November 24, 1998, the Company had set up a provision for obsolete inventory amounting to Baht 183 million for excess inventory which a significant customer is unable to purchase from the Company due to its problem in operations.

9. Deposit in Escrow Trust Account

   As of November 24, 1999, deposit in Escrow Trust Account represents a US$500,000 of money paid by ACT Manufacturing (buyer) relating to the disposal of business of GSS Array Technology Inc., U.S.A. (seller).

   As specified in sale agreement, the money is set aside to meet any future claims by the buyer against the seller to the disposal of business. The funds will be released to the seller one year from the date of the agreement which is October 11, 1999.

   This amount may or may not be received in full depending on claims filed by the buyer.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

10. Property, Plant and Equipment

   Property, plant and equipment consist of the following :

                                                          COST
                            -----------------------------------------------------------------
                              Balance                                            Balance
                            November 25,   Exchange                           November 24,
                                1998     Gain (Loss)* Additions (Disposals)       1999
                            ------------ ------------ --------- ----------- -----------------
                              BAHT'000     BAHT'000   BAHT'000   BAHT'000   BAHT'000  US$'000
   Land....................     71,609         --          --         --       71,609  1,846
   Buildings...............    423,167         --          --         --      423,167 10,906
   Buildings improvement...    106,362       1,937       8,515    (31,464)     85,350  2,199
   Machinery and
    equipment..............  1,236,307      30,620      48,203   (575,739)    739,391 19,056
   Office furniture,
    fixtures and
    equipment..............    128,959       3,341      11,913    (45,695)     98,518  2,539
   Vehicles................     13,487         --          432     (2,300)     11,619    299
   Capital in progress.....      1,487         --       78,509    (64,196)     15,800    407
                             ---------      ------     -------   --------   --------- ------
                             1,981,378      35,898     147,572   (719,394)  1,445,454 37,252
                             =========      ======     =======   ========   ========= ======

                                                ACCUMULATED DEPRECIATION
                            -----------------------------------------------------------------
                              Balance                                            Balance
                            November 25,   Exchange                           November 24,
                                1998     Gain (Loss)* Additions (Disposals)       1999
                            ------------ ------------ --------- ----------- -----------------
                              BAHT'000     BAHT'000   BAHT'000   BAHT'000   BAHT'000  US$'000
   Buildings...............     40,504         --       21,162        --       61,666  1,589
   Buildings improvement...     34,333       1,114      21,421    (21,159)     35,709    920
   Machinery and
    equipment..............    792,342      20,069     182,965   (426,608)    568,768 14,659
   Office furniture,
    fixtures and
    equipment..............     92,634       2,299      16,701    (34,848)     76,786  1,979
   Vehicles................      8,455         --        2,093     (1,955)      8,593    220
                             ---------      ------     -------   --------   --------- ------
                               968,268      23,482     244,342   (484,570)    751,522 19,367
                             =========      ======     =======   ========   ========= ======
   Property plant, and
    equipment--net.........  1,013,110                                        693,932 17,885
                             =========                                      ========= ======
   Depreciation for the
    year...................                                                   244,342  6,297
                                                                            ========= ======

--------
* Exchange Gain (loss) from translation of foreign subsidiaries' balance sheets.

   The Company has mortgaged Baht 105 million (US$3 million) and Baht 200 million as at November 24, 1999 and 1998, respectively, of book value of machinery and equipment with banks as security against short and long term loans. (see Notes 14 and 15).

   In the 1998 consolidated financial statements, a subsidiary has assets which are held under finance leases for Baht 81 million with a commitments as set out in Note 20.

   As at November 24, 1998, the Company had recorded additional depreciation on certain machinery and equipment of book value amounting to Baht 17 million due to change in useful live of the assets.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

11. Property for Disposal

   Property for disposal consists of land, buildings and building improvement located at Rangsit and Nakornrachasima plants as follows:

                                                                COST
                            ----------------------------------------------------------------------------
                              Balance                                                       Balance
                            November 25,           Transferred             (Transferred   November 24,
                                1998     Additions     in      (Disposals)     out)           1999
                            ------------ --------- ----------- ----------- ------------ ----------------
                              BAHT'000   BAHT'000   BAHT'000    BAHT'000     BAHT'000   BAHT'000 US$'000
   Rangsit-Leased Out
   Land....................    22,911        --       4,804        --            --      27,715     714
   Buildings...............     7,962        --      12,385        --            --      20,347     525
   Buildings improvement...     3,620        --         966        --            --       4,586     118
                              -------      -----     ------       ----       -------     ------   -----
                               34,493        --      18,155        --            --      52,648   1,357
                              =======      =====     ======       ====       =======     ======   =====

                                                      ACCUMULATED DEPRECIATION
                            ----------------------------------------------------------------------------
                              Balance                                                       Balance
                            November 25,           Transferred             (Transferred   November 24,
                                1998     Additions     in      (Disposals)     out)           1999
                            ------------ --------- ----------- ----------- ------------ ----------------
                              BAHT'000   BAHT'000   BAHT'000    BAHT'000     BAHT'000   BAHT'000 US$'000
   Buildings...............     3,854      2,205      3,405        --            --       9,464     244
   Buildings improvement...       --       1,680      2,729        --            --       4,409     114
                              -------      -----     ------       ----       -------     ------   -----
                                3,854      3,885      6,134        --            --      13,873     358
                              =======      =====     ======       ====       =======     ======   =====
   Rangsit leased out--
    net....................    30,639                                                    38,775     999
                              =======                                                    ======   =====
   Depreciation for
    the year...............                                                               3,885     358
                                                                                         ======   =====

                                                                COST
                            ----------------------------------------------------------------------------
                              Balance                                                       Balance
                            November 25,           Transferred             (Transferred   November 24,
                                1998     Additions     in      (Disposals)     out)           1999
                            ------------ --------- ----------- ----------- ------------ ----------------
                              BAHT'000   BAHT'000   BAHT'000    BAHT'000     BAHT'000   BAHT'000 US$'000
   Rangsit-Not Leased Out
   Land....................    53,996        --         --         --         (4,804)    49,192   1,268
   Buildings...............    56,959        --         --         --        (12,385)    44,574   1,149
   Buildings improvement...     5,064        --         --         --           (966)     4,098     106
                              -------      -----     ------       ----       -------     ------   -----
                              116,019        --         --         --        (18,155)    97,864   2,523
                              =======      =====     ======       ====       =======     ======   =====

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                                                          Accumulated Depreciation
                             ------------------------------------------------------------------------------------
                               Balance
                             November 25,           Transferred                                    Balance
                                 1998     Additions     in      (Disposals) (Transferred out) November 24, 1999
                             ------------ --------- ----------- ----------- ----------------- -------------------
                               BAHT'000   BAHT'000   BAHT'000    BAHT'000       BAHT'000      BAHT'000   US$'000
   Buildings...............     16,802      6,499       --          --           (3,405)         19,896       513
   Buildings improvement...        --       6,645       --          --           (2,729)          3,916       101
                               -------     ------       ---         ---          ------       ---------   -------
                                16,802     13,144       --          --           (6,134)         23,812       614
                               =======     ======       ===         ===          ======       =========   =======
   Rangsit not leased out--
    net....................     99,217                                                           74,052     1,909
                               =======                                                        =========   =======
   Depreciation for the
    year...................                                                                      13,144       339
                                                                                              =========   =======

                                                                    Cost
                             ------------------------------------------------------------------------------------
                               Balance
                             November 25,           Transferred                                    Balance
                                 1998     Additions     in      (Disposals) (Transferred out) November 24, 1999
                             ------------ --------- ----------- ----------- ----------------- -------------------
                               BAHT'000   BAHT'000   BAHT'000    BAHT'000       BAHT'000      BAHT'000   US$'000
   Nakornrachasrima--Leased
    Out
   Land....................     27,179        --        --          --              --           27,179       701
   Buildings...............    211,835        --        --          --              --          211,835     5,460
   Buildings improvement...      2,031        --        --          --              --            2,031        52
                               -------     ------       ---         ---          ------       ---------   -------
                               241,045        --        --          --              --          241,045     6,213
                               =======     ======       ===         ===          ======       =========   =======

                                                          Accumulated Depreciation
                             ------------------------------------------------------------------------------------
                               Balance
                             November 25,           Transferred                                    Balance
                                 1998     Additions     in      (Disposals) (Transferred out) November 24, 1999
                             ------------ --------- ----------- ----------- ----------------- -------------------
                               BAHT'000   BAHT'000   BAHT'000    BAHT'000       BAHT'000      BAHT'000   US$'000
   Buildings...............     26,252     10,592       --          --              --           36,844       950
   Buildings improvement...        916        406       --          --              --            1,322        34
                               -------     ------       ---         ---          ------       ---------   -------
                                27,168     10,998       --          --              --           38,166       984
                               =======     ======       ===         ===          ======       =========   =======
   Nakornrachasrima--net...    213,877                                                          202,879     5,229
                               =======                                                        =========   =======
   Depreciation for the
    year...................                                                                      10,998       283
                                                                                              =========   =======

   The Company continues to depreciate the property for disposal, as management believes that such policy is prudent.

   The Company has intention of selling these properties in the future.

   On August 1, 1998, all properties located at Nakoranrachasima plant were leased under 5 years agreement with a renewal option for a further 3 years.

   As at November 24, 1998, the Company wrote off building improvements at the Rangsit plant of book value amounting to Baht 31 million, which management believes will not be recoverable.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

   On September 30, 1998, the land and buildings located at Rangsit plant, with book value totaling Baht 130 million were appraised by an independent appraiser. The appraisal value was approximately Baht 140 million.

   On April 21, 1998, the property located at Nakornrachasima plant was appraised by an independent appraiser. The appraisal value was approximately Baht 229 million.

   The carrying cost of the above properties did not exceed the appraisal value.

12. Goodwill

   Goodwill as shown in the consolidated financial statements represents the excess of cost over the book value of investment in a subsidiary at the time of acquisition and was amortized over 20 years beginning in 1990. However, due to substantial recurring losses from operations resulting in a capital deficiency, the Company charged the remaining net book value of goodwill of Baht 405 million to the 1998 statement of operations.

13. Deferred Income Tax

   For the year ended November 24, 1998, deferred tax asset brought forward from prior year amounting to Baht 74 million was written off to the statement of income as it was deemed not probable that future taxable profit would be available against which the losses carried forward can be utilized. As required by the Stock Exchange of Thailand, this was to comply with International Accounting Standard No. 12.

   Income tax expense in the statement of income consists of the following:

                                                          1999         1998
                                                    ---------------- --------
                                                    BAHT'000 US$'000 BAHT'000
   Income tax payable..............................  2,076      53      3,394
   Tax benefits from operating loss carryforward...    --      --     (53,642)
   Tax expense arising from the write off of
    previously recorded tax benefit................    --      --     119,537
                                                     -----     ---   --------
   Income tax expense..............................  2,076      53     69,289

14. Bank Overdrafts and Loans From Financial Institutions

   Bank overdrafts of the Company are secured by a pledge of its fixed deposits (see Note 6) and carry interest at the minimum overdraft rate. Loans from financial institutions of the Company are secured by the pledge of its fixed deposits and the mortgage of land, buildings, machinery and equipment having book value of Baht 105 million (US$3 million) and Baht 200 million as at November 24, 1999 and 1998, respectively (see Note 10).

   Loans of a subsidiary carried restrictive financial covenants.

   As at November 24, 1998, the subsidiary was not in compliance with certain covenants as specified in the loan agreements with banks. A subsidiary obtained a letter from the bank confirming that the bank would not enforce its rights under the loan agreement at that time but such restraint did not constitute a waiver of default, nor was it a waiver of the banks rights, powers and remedies pursuant to the loan agreements and any other contracts or instruments signed by a subsidiary.

   In 1999, all loans, advances and overdraft facilities from banks and other financial institutions to the subsidiary were paid in full.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

15. Long-Term Liabilities

   Long-term liabilities consist of the following:

                                                         1999           1998
                                                   -----------------  --------
                                                   BAHT'000  US$'000  BAHT'000
   The Company
     Loans repayable monthly from 1999 to 2003...   164,520    4,240       --
     Loans repayable quarterly from 1998 to 2000
      ...........................................   434,921   11,209   582,444
   Subsidiaries
     Loan repayable in 1999 .....................       --       --      4,519
     Liabilities under finance lease agreements..       --       --     94,428
                                                   --------  -------  --------
                                                    599,441   15,449   681,391
     Less Current portion........................   (13,710)    (353)  (36,752)
                                                   --------  -------  --------
                                                    585,731   15,096   644,639
     Less Long-term liabilities converted to
      current liabilities according to
      contracts..................................  (434,921) (11,209) (582,444)
                                                   --------  -------  --------
                                                    150,810    3,887    62,195
                                                   ========  =======  ========

   Long-term liabilities of the Company and subsidiaries, denominated in foreign currency of US$11.2 million and US$19 million as of November 24, 1999 and 1998, respectively, carry interest at the rate of LIBOR+3 and are secured by mortgage of land, buildings, machinery and equipment having book value of Baht 105 million (US$2 million) and Baht 200 million (see Note 10). Such loan carry restrictive covenants pertaining to the performance and the ratio of debt to equity.

   As at November 24, 1999 and 1998, the Company's debt to equity ratio, exceeded that contained in the loan agreement. Accordingly, the Company presented the long-term liabilities as current liabilities under the heading of "long-term liabilities converted to current liabilities according to contracts" in order to comply with generally accepted accounting principles. For the year 1999 and 1998, the Company had obtained letters from the banks confirming that the banks will not enforce their rights under the loan agreements at this time but this does not constitute a waiver of default, nor is it a waiver of the banks' rights, powers and remedies pursuant to the loan agreements and any other contracts or instruments signed by the Company.

16. Share Capital

   On February 23, 1998, April 9, 1998 and September 22, 1998, the issued and paid-up capital increased by Baht 150,000, Baht 559,000 and Baht 50,000, respectively, and premiums on share capital increased by Baht 450,000 and Baht 1,677,000 and Baht 150,000, respectively, from the exercise of warrants (see
Note 17).

17. Stock Option Plan

   The shareholders passed a resolution on November 21, 1996 to issue 1,050,000 ordinary share warrants to be allocated to certain directors and employees of the Company. The issued warrants will not be listed in the Stock Exchange of Thailand. The holders of warrants will have the right to buy ordinary shares of the Company according to the ratio and the exercise price stated in the warrants and these warrants can be exercised over the 5 years period.

   In addition, the shareholders also passed a resolution to increase the registered capital by Baht 10,500,000 by an issue of 1,050,000 new ordinary shares of Baht 10.00 par value each, as an accommodation for the exercise of warrants.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

   On January 30, 1998, March 26, 1998 and September 22, 1998, 15,000 warrants, 55,900 warrants and 5,000 warrants, respectively, were exercised at the price stated in the warrants of Baht 40.00 each. Paid-up capital increased by Baht 150,000, Baht 559,000 and Baht 50,000, respectively, and premiums on share capital increased by Baht 450,000 and Baht 1,677,000 and Baht 150,000, respectively (see Note 16). The Company registered such increased issued and paid-up capital with the Department of Commercial Registration on February 23, 1998, April 9, 1998 and September 22, 1998, respectively.

   974,100 warrants have not been exercised as at November 24, 1999.

   Stock options to purchase 974,100 shares of ordinary share at Baht 40 (US$1.11) per share were outstanding as of November 24, 1999 but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the ordinary shares.

18. Statutory Reserve

   Under the Public Companies Act, the Company is required to set aside as a statutory reserve for at least 5% of its net profit, after accumulated deficit brought forward (if any), until the reserve is not less than 10% of the authorized capital.

19. Disclosure of Financial Instruments

   In accordance with directives from The Stock Exchange of Thailand dated October 21, 1998, the Company is required to adopt the International Accounting Standard (IAS) No. 32-Presentations and Disclosure of Financial Instruments as a guideline for disclosure of the Company's financial instruments both on-balance sheet and off-balance sheet.

     19.1 Credit risk

     Credit risk refers to the risk that counter party will default on its contractual obligations resulting in a financial loss to the Company and its subsidiaries. Concentrations of the credit risk with respect to trade receivables are limited due to the large number of customers comprising the customer base, and their dispersion across different geographic regions.

     In the case of recognized financial assets, the carrying amount of the assets recorded in the consolidated balance sheet, net of a portion of allowance for doubtful debts, represents the Company and its subsidiaries maximum exposure to credit risk.

     19.2 Interest rate risk

     Interest rate risk in the balance sheet arises from the potential for a change in interest rates to have an adverse effect on the net interest earnings of the Company in the current reporting period and in future years. The Company does not expect to incur material incremental effect on its interest expenses.

     19.3 Fair value of financial instruments

     The following methods and assumptions were used by the Company and its subsidiaries in estimating fair value of financial instruments as disclosed herein:

       Cash in hand and at banks, short-term investments and trade accounts and notes receivable; the carrying values approximate their fair values.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

       Bank overdraft and loans from financial institutions and trade accounts and notes payable; the carrying amounts of these financial liabilities approximate their fair values.

       Long-term liabilities with floating rate of interest; the fair value of the loans cannot be determined as they are loans from banks which have no market fair value comparatives.

20. Long-Term Lease Agreements

   The Company and subsidiaries have long-term lease agreements with amounts of lease payments as follows:

 Operating Lease

   Year                                                     1999         1998
   ----                                               ---------------- --------
                                                      BAHT'000 US$'000 BAHT'000
   1999.............................................      --      --    63,970
   2000.............................................   51,650   1,331   56,597
   2001.............................................   48,471   1,249   49,656
   2002.............................................   43,138   1,112   38,286
   2003.............................................   42,434   1,094   39,792
   2004.............................................   42,434   1,094   42,438
   2005.............................................   10,607     273    7,302

 Finance Lease

   Year                                                     1999         1998
   ----                                               ---------------- --------
                                                      BAHT'000 US$'000 BAHT'000
   1999.............................................      --      --    39,753
   2000.............................................      --      --    38,059
   2001.............................................      --      --    19,432
   2002.............................................      --      --    11,412
                                                       ------   -----  -------
                                                          --      --   108,656
   Less Interest cost...............................      --      --   (14,228)
                                                       ------   -----  -------
                                                          --      --    94,428
   Less Current portion.............................      --      --   (32,233)
                                                       ------   -----  -------
                                                          --      --    62,195
                                                       ======   =====  =======

21. Commitment and Contingent Liabilities

   The Company has contingent liabilities to bank for letters of guarantee as at November 24, 1999 and 1998 amounting to Baht 26 million (US$0.7 million) and Baht 5 million, respectively.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

22. Transactions with Related Parties

   Transactions and outstanding balances of such transactions at the year-end are as follows:

     22.1 Loans to Director-Related Party

                                                             1999         1998
                                                       ---------------- --------
                                                       BAHT'000 US$'000 BAHT'000
    Beginning Balance.................................  22,513    580    22,513
    Addition..........................................   1,472     38       --
                                                        ------    ---    ------
    Ending balance....................................  23,985    618    22,513
                                                        ======    ===    ======

     22.2 Directors' remuneration

     No declaration for directors' remuneration for the year 1999 and 1998.

     22.3 Stock option plan

     See Note 17.

23. Investment Promotion Certificates

   The Company is granted certain rights and privileges as a promoted industry under the Investment Promotion Act of B.E. 2520 (1977), including exemption from customs duties for certain machinery imported for the manufacturing plant, and exemption from income tax on profit from the operations as follows:

   Investment promotion certificate No.
    1354/1995 dated May 31, 1995.......... Exemption from income tax on profit from the project at Nakornrachasima
                                           for a period of 7 years from the
                                           date of receiving operating
                                           revenues.

   Investment promotion certificate No.
    7012/Yor/1996 dated April 26, 1996.... Exemption from income tax on profit from the project at Ayudhaya for a
                                           period of 6 years from the date of
                                           receiving operating revenues.

   The Company thus has to comply with certain conditions contained in the promotion certificates.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

24. Company's Revenues

   To comply with the Announcement of the Board of Investment No. Por. 14/2541
(1998) dated December 30, 1998, the Company's revenues for the year ended November 24, 1999 classified under non-promoted and promoted-local and export businesses are as follows:

                                        Promoted  Non-promoted    1999 Total
                                        --------- ------------ -----------------
                                        BAHT'000    BAHT'000   BAHT'000  US$'000
   Revenues from sales
    Domestic...........................     3,396        --        3,396      88
    Export............................. 7,657,114  1,736,829   9,393,943 242,112
                                        ---------  ---------   --------- -------
     Total............................. 7,660,510  1,736,829   9,397,339 242,200
                                        =========  =========   ========= =======

25. Discontinued Operations of Subsidiaries

   On October 11, 1999, the Company's wholly owned subsidiary, GSS Array Technology Inc, ceased its manufacturing activities in San Jose, California. A substantial portion of inventory and fixed assets were sold for cash. The sale was valued at Baht 501.8 million (US$12.9 million), and book value of assets sold and expenses incurred was Baht 594.6 million (US$15.3 million). Remaining orders from customers were assumed by the buyer, (a major US subcontract manufacturer).

   The activity of the US subsidiary is reduced to Sales, Marketing and Purchasing to support the activities in Thailand.

   In November 1999, the Company's wholly owned subsidiary in Wales, UK, ceased all its repair activities, resulting in the termination of all associated employees. Provision for the impairment of assets was adequately made, and all contingent liabilities identified and accrued for Sales and Marketing activities for the benefit of the Thailand operation will continue to be supported.

   The cessation of manufacturing activities and sale of assets in the Company's subsidiary in United States, resulted in losses of Baht 158.9 million (US$4.1 million) classified under infrequent items, of which Baht 92.8 million (US$2.4 million) was attributed to the sale of assets, and Baht 66.1 million (US$1.7 million) resulted from provisions against impairment of assets not sold.

26. Preparation for the Readiness to Cushion the Problems of the Year 2000(Unaudited--Not Covered by Report of The Independent Auditors)

   No problems have been encountered with the Company's and Subsidiaries' computer systems and manufacturing equipment.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

27. Financial Information by Segment

   The Company and its subsidiaries' operations involve a single industry segment in electronic component assembly and carried on business in Thailand and foreign geographic areas. Geographical segment information of the Company and its subsidiaries as of and for the year ended November 24, 1999 and 1998 are as follows:

                                Domestic Foreign Total Elimination Grand Total
                                -------- ------- ----- ----------- -----------
                                               Million of Baht
   1999
   Net sales
     --Outside customers.......  7,603    1,794  9,397      --        9,397
     --Other segment...........     57      --      57      (57)        --
                                 -----    -----  -----   ------       -----
                                 7,660    1,794  9,454      (57)      9,397
                                 -----    -----  -----   ------       -----
   Other income
     --Outside customers.......     30      --      30      --           30
     --Other segment...........    --       173    173     (169)          4
                                 -----    -----  -----   ------       -----
                                    30      173    203     (169)         34
                                 -----    -----  -----   ------       -----
   Operating profit............                                         650
   Expense.....................                                        (609)
   Interest expense............                                        (199)
                                                                      -----
   Loss before unusual or
    infrequent items...........                                        (158)
   Unusual or infrequent
    items......................                                        (158)
                                                                      -----
   Loss before income tax......                                        (316)
   Income tax..................                                          (2)
                                                                      -----
   Net loss....................                                        (318)
                                                                      =====
   Property, plant and
    equipment..................    711        4    715      (21)        694
   Others......................  3,218      295  3,513   (1,077)      2,436
                                 -----    -----  -----   ------       -----
   Total assets................  3,929      299  4,228   (1,098)      3,130
                                 =====    =====  =====   ======       =====

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                                Domestic Foreign Total Elimination Grand Total
                                -------- ------- ----- ----------- -----------
                                                Million of US$
   1999
   Net sales
     --Outside customers.......   196       46    242      --          242
     --Other segment...........     2      --       2       (2)        --
                                  ---      ---    ---      ---         ---
                                  198       46    244       (2)        242
                                  ---      ---    ---      ---         ---
   Other income
     --Outside customers.......     1      --       1      --            1
     --Other segment...........   --         5      5        5         --
                                  ---      ---    ---      ---         ---
                                    1        5      6        5           1
                                  ---      ---    ---      ---         ---
   Operating profit............                                         17
   Expense.....................                                        (16)
   Interest expense............                                         (5)
                                                                       ---
   Loss before unusual or
    infrequent items...........                                         (4)
   Unusual or infrequent
    items......................                                         (4)
                                                                       ---
   Loss before income tax......                                         (8)
   Income tax..................                                        --
                                                                       ---
   Net loss....................                                         (8)
                                                                       ===
   Property, plant and
    equipment..................    18        1     18       (1)         17
   Others......................    83        7     91      (28)         63
                                  ---      ---    ---      ---         ---
   Total assets................   101        8    109      (29)         80
                                  ===      ===    ===      ===         ===

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

                               Domestic Foreign Total  Elimination Grand Total
                               -------- ------- ------ ----------- -----------
                                               Million of Baht
   1998
   Net sales
     --Outside customers......  6,570    3,196   9,766      --        9,766
     --Other segment..........    263      --      263     (263)        --
                                -----    -----  ------   ------      ------
                                6,833    3,196  10,029     (263)      9,766
                                -----    -----  ------   ------      ------
   Other income
     --Outside customers......     96       17     113      --          113
     --Other segment..........    --       203     203     (203)        --
                                -----    -----  ------   ------      ------
                                   96      220     316     (203)        113
                                -----    -----  ------   ------      ------
   Operating profit...........                                          531
   Expense....................                                       (1,346)
   Interest expense...........                                         (228)
   Income tax.................                                          (69)
                                                                     ------
   Net loss...................                                       (1,112)
                                                                     ======
   Property, plant and
    equipment.................  1,084      188   1,272      --        1,272
   Others.....................  2,584    1,377   3,961   (1,364)      2,597
                                -----    -----  ------   ------      ------
   Total assets...............  3,668    1,565   5,233   (1,364)      3,869
                                =====    =====  ======   ======      ======

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

28. Summary of Significant Differences Between Accounting Principles Followed by the Company and Generally Accepted Accounting Principles in the United States

   The Company's consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the Kingdom of Thailand (Thai GAAP), which differs in certain respects from U.S. GAAP.

   The differences, as they affect the financial statements, are reflected in the approximations provided in Note 29 and arise due to the items discussed in the following paragraphs:

 Functional Currency

   Under Thai GAAP, the functional currency is to be the Thai baht. Under U.S. GAAP, FASB No. 52 requires that an entity's functional currency is to be the currency of the primary economic environment in which that entity operates. Company's management has determined that under U.S. GAAP, the company's functional currency should be the U.S. dollar.

 Long-lived Assets to be disposed of

   While not addressed under Thai GAAP, the Company depreciated long-lived assets to be disposed of.

   Under U.S. GAAP, long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Depreciation on such assets is not recognized.

 Unusual or infrequent items

   Under Thai GAAP, a material event or transaction that is unusual in nature or occurs infrequently but not both, and therefore does not meet both criteria for classification as an extraordinary item, should be reported as separate component of income from continuing operations by presenting before income before extraordinary items. Disposals of subsidiaries are categorized as discontinued operations of subsidiaries. Under U.S. GAAP, unusual or infrequent items should be reported as operating items, and discontinued operations represent only those disposals or abandonments of business segments as defined by APB Opinion No. 30.

 Reporting Comprehensive Income

   Under U.S. GAAP, SFAS No. 130, Reporting Comprehensive Income, requires an enterprise to display an amount representing total comprehensive income for each period of operations presented in the financial statements. Comprehensive income comprises net income and other comprehensive income such as unrealized gains and losses on securities, foreign currency translation adjustments and minimum pension liability adjustments. In addition, an enterprise is required to classify items of other comprehensive income by their nature in a financial statement and display the accumulated balance of other comprehensive income separately from retained earnings and additional paid-in capital in the equity section of a statement of financial position. Reclassification of financial statements for earlier periods provided for comparative purposes is also required.

   Thai GAAP does not address the reporting or disclosure of comprehensive income.

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

29. Reconciliation Between Net Income and Shareholders' Equity Under Thai GAAP and U.S. GAAP

                                            Year ended November 24,
                                    -----------------------------------------
                                              1999                  1998
                                    --------------------------  -------------
                                    In Thousands of Thai Baht and Thousands
                                                   of U.S.$
                                             Except Per Share Data
   Net (loss) according to the
    financial Statements prepared
    under Thai GAAP................ Bht (317,587) US$   (8,185) Bht(1,111,804)
   U.S. GAAP adjustments
   Increase (decrease) due to:
    Depreciation on assets to be
     disposed of................... Bht   13,144  US$      338  Bht    12,371
    Functional currency change..... Bht  (17,786) US$     (458) Bht  (422,654)
                                    ------------  ------------  -------------
   Approximate net loss in
    accordance With U.S. GAAP...... Bht (322,229) US$   (8,305) Bht(1,522,087)
                                    ============  ============  =============
   Basic Loss Per Share............ Bht   (15.29) US$    (0.39) Bht    (72.22)
   Diluted Loss Per Share..........          --            --             --
   Weighted average number of
    shares (Thousands)
    Basic.......................... Share 21,076  Share 21,076  Share  21,076
    Diluted........................          --            --             --

                                                 Year ended November 24,
                                            ---------------------------------
                                                    1999             1998
                                            -------------------- ------------
                                                In Thousands of Thai Baht
                                                 and Thousands of U.S.$
   Stockholders' equity according to the
    financial statements prepared under
    Thai GAAP.............................. Bht283,087 US$ 7,296 Bht  632,672
   U.S. GAAP adjustments
   Increase (decrease) due to:
    Depreciation on assets to be disposed
     of.................................... Bht 25,515 US$   657 Bht   12,371
    Functional currency change............. Bht490,497 US$12,643 Bht  400,016
    Approximate stockholders' equity
    In accordance with U.S. GAAP........... Bht799,099 US$20,596 Bht1,045,059

   With regard to the balance sheets and statements of income, the following other significant captions determined under U.S. GAAP would have been:

                                                  Year ended November 24,
                                            -----------------------------------
                                                     1999              1998
                                            ---------------------- ------------
                                                 In Thousands of Thai Baht
                                                  and Thousands of U.S.$
   Balance sheets
   Property, plant and equipment........... Bht1,005,346 US$25,911 Bht1,324,903
   Total other assets...................... Bht  568,457 US$14,651 Bht  533,871
   Total assets............................ Bht3,646,206 US$93,974 Bht4,281,552
   Total current liabilities............... Bht2,693,352 US$69,416 Bht3,174,298
   Total liabilities....................... Bht2,847,106 US$73,379 Bht3,236,493

   The following table presents comprehensive income for the year ended November 24, 1999

                                                         Year ended November
                                                                 24,
                                                        ----------------------
                                                                1999
                                                        ----------------------
                                                        In Thousands of Thai
                                                                Baht
                                                          and Thousands of
                                                                U.S.$
    Net loss (U.S. GAAP)............................... Bht(322,229) US$(8,305)
    Foreign currency translation adjustments .......... Bht  76,270  US$ 1,965
                                                        -----------  ---------
    Comprehensive income (loss) ....................... Bht(245,959) US$(6,340)

          GSS ARRAY TECHNOLOGY PUBLIC COMPANY LIMITED AND SUBSIDIARIES

30. Additional Financial Statement Disclosures Required Under U.S. GAAP

 Income Taxes

   Substantially all of the Company's income is earned in Thailand. Accordingly, the Company is not subject to income tax in other countries to any significant extent.

   In providing for applicable deferred income taxes under U.S. GAAP, the tax effect of significant temporary differences has been added by the tax effect of available tax loss carry forwards, as follows:

                                               Year ended November 24,
                                          ------------------------------------
                                                   1999               1998
                                          -----------------------  -----------
                                              In Thousands of Thai Baht
                                                and Thousands of U.S.$
Deferred income tax assets resulting
 principally from:
 Inventory reserve....................... Bht  90,334  US$  2,328  Bht  65,251
 Bad debts reserve....................... Bht  89,473  US$  2,306  Bht  84,018
 Loss on impairment of investments in
  subsidiaries........................... Bht 326,241  US$  8,408  Bht 168,395
 Add: Tax effect of available tax loss
  carry forwards......................... Bht  39,171  US$  1,010  Bht  40,290
 Less: Valuation Allowance............... Bht(545,219) US$(14,052) Bht(357,954)
                                          -----------  ----------  -----------
 Net deferred income tax assets.......... Bht     --   US$    --   Bht     --
                                          ===========  ==========  ===========

   The statement of cash flows in accordance with U.S. GAAP is as follows:

                                           Year Ended November 24
                                     -------------------------------------
                                              1999                  1998
                                     ------------------------  ----------------
                                        In Thousands of the Baht and
                                              Thousands of US $
                                     -------------------------------------
Cash flows from:
 Operating Activities............... Bht  469,960  US$ 12,112  Bht(105,642)
 Investing Activities............... Bht  355,767  US$  9,169  Bht (54,928)
 Financing Activities............... Bht (545,126) US$(14,050) Bht  87,267
 Effect of exchange rate changes on
  cash.............................. Bht  (23,212) US$   (597) Bht  30,139
                                     ------------  ----------  -----------
 Net increase (decrease) in cash and
  cash equivalents.................. Bht  257,389  US$  6,634  Bht (43,164)
                                     ============  ==========  ===========

                                   * * * * *